GRAINGER REPORTS RESULTS FOR THE THIRD QUARTER 2022

Focused execution driving strong results; Company raises full year 2022 guidance

Third Quarter Highlights
•Delivered sales of $3.9 billion, up 16.9%, compared to the third quarter of 2021 on a reported and daily basis; up 20.3% on a daily, constant currency basis
•Expanded gross margin by 145 bps compared to the third quarter of 2021
•Generated operating earnings of $603 million, up 37.6%, resulting in diluted EPS of $8.27, an increase of 46.4% versus the third quarter of 2021
•Produced $380 million in operating cash flow and returned $286 million to shareholders through dividends and share repurchases
•Recognized as one of Fortune 100 Best Workplaces for Women in 2022
•Increases full year 2022 guidance including total Company daily sales growth of 15.5% to 16.5% and diluted EPS range of $29.10 to $29.70.

CHICAGO, October 28, 2022 - Grainger (NYSE: GWW) today reported results for the third quarter of 2022 with sales of $3.9 billion, up 16.9% on a reported and daily basis, and up 20.3% on a daily, constant currency basis, compared to the third quarter 2021, driven by strong performance in both the High-Touch Solutions N.A. and Endless Assortment segments.

"The third quarter performance reflects our focused execution against our long-term strategy and ability to serve customers well in this demand environment," said D.G. Macpherson, Chairman and CEO. "Our teams are driving impressive results across both business segments and, after another quarter of strong performance, we are increasing our 2022 full year guidance. We remain on track to deliver an exceptional year."

2022 Third Quarter Financial Summary

($ in millions)	Q3 2022 (1)	Q3 2021 (1)	Q3
			Fav. (Unfav.) vs. Prior
Net Sales	$3,942	$3,372	16.9%
Gross Profit	$1,519	$1,250	21.5%
Operating Earnings	$603	$438	37.6%
Net Earnings Attributable to W.W. Grainger, Inc.	$426	$297	43.4%
Diluted Earnings Per Share	$8.27	$5.65	46.4%

Gross Profit Margin	38.5%	37.1%	145 bps
Operating Margin	15.3%	13.0%	230 bps
Tax Rate	24.7%	25.5%	80 bps
(1) Neither Q3 2022 nor Q3 2021 results contained any adjusting items, therefore separate adjusted results are not presented above.

Revenue
Sales in the quarter, on a reported and daily basis, increased 16.9% as compared to the third quarter of 2021. Excluding the unfavorable foreign exchange impact of 3.4%, sales on a daily, constant currency basis were up 20.3% compared to the third quarter of 2021 which normalizes for the significant impact of the depreciating Japanese yen.

In the High-Touch Solutions N.A. segment, daily sales were up 19.4% compared to the third quarter of 2021, due to both strong price realization and continued volume growth across all geographies. In the Endless Assortment segment, daily sales were up 8.6% versus the third quarter of 2021 and up 23.7% on a daily, constant currency basis. Revenue growth was driven by strong new customer acquisition and repeat business for the segment, as well as enterprise customer growth at MonotaRO.

Gross Profit Margin
Gross profit margin for the third quarter of 2022 was 38.5%, a 145 basis point increase compared to the third quarter of 2021. The increase was driven by favorability in both segments.

In the High-Touch Solutions N.A. segment, gross margin expanded by 125 basis points over the prior year third quarter primarily due to improved product mix and favorable price/cost spread due largely to timing. This was partially offset by freight inflation. In the Endless Assortment segment, gross margin expanded by 130 basis points versus the prior year third quarter driven largely by freight efficiencies and favorable business unit mix.

Earnings
Operating earnings for the third quarter of 2022 of $603 million were up 37.6% versus the third quarter of 2021. Operating margin in the quarter of 15.3% increased 230 basis points over the third quarter of 2021 on stronger gross margins in both segments combined with 85 basis points of SG&A leverage gained on strong top-line growth.

Diluted earnings per share of $8.27 in the third quarter of 2022 increased 46.4% compared to the third quarter of 2021 due primarily to the strong operating performance.

Tax Rate
The third quarter 2022 tax rate was 24.7%, compared to 25.5% in the third quarter of 2021. The decrease in the rate was primarily due to our mix of foreign earnings and an increased tax benefit from stock compensation.

Cash Flow
Operating cash flow for the third quarter of 2022 was $380 million, an increase of $219 million over the third quarter of 2021. The increase was largely driven by the higher net earnings as well as favorable net working capital in the current year period. During the quarter, the Company distributed $286 million to shareholders through dividends and share repurchases.

Guidance
Given the strong third quarter results, the Company is raising its 2022 full year guidance expectations.

Total Company(1)	Previous 2022 Guidance Range (as of September 21. 2022)	Updated 2022 Guidance Range (as of October 28, 2022)
Net Sales	$15.0 - $15.2 billion	$15.1 - $15.2 billion
Daily Growth	14.5% - 16.5%	15.5% - 16.5%
Gross Profit Margin	37.2% - 37.5%	38.0% - 38.1%
Operating Margin	13.6% - 14.0%	14.3% - 14.4%
Diluted Earnings per Share	$27.25 - $28.75	$29.10 - $29.70
Operating Cash Flow	$1.25 - $1.35 billion	$1.25 - $1.35 billion
CapEx (cash basis)	$300 - $325 million	$275 - $300 million
Share Repurchase	$600 - $700 million	$600 - $625 million
Tax Rate	~25.0%	~25.0%

Segment Operating Margin
High-Touch Solutions N.A.	15.4% - 15.8%	16.2% - 16.3%
Endless Assortment	7.7% - 8.2%	8.0% - 8.2%
(1) Guidance provided is on an adjusted basis

Webcast
The Company will conduct a live conference call and webcast at 11:00 a.m. ET on Friday, October 28, 2022, to discuss the third quarter results. The webcast will be hosted by D.G. Macpherson, Chairman and CEO, and Deidra Merriwether, Senior Vice President and CFO, and can be accessed at invest.grainger.com. For those unable to participate in the live event, a webcast replay will be available for 90 days at invest.grainger.com.

About Grainger
W.W. Grainger, Inc., with 2021 sales of $13.0 billion, is a leading broad line distributor with operations primarily in North America, Japan and the United Kingdom. Grainger achieves its purpose, We Keep the World Working®, by serving more than 4.5 million customers worldwide with a wide range of product categories that keep customer operations running and their people safe. The Company also delivers services and solutions, such as technical support and inventory management, to provide tangible value and save customers time and money. Grainger offers more than 2 million maintenance, repair and operating (MRO) products in its High-Touch Solutions assortment and more than 30 million products through its expanding Endless Assortment offering. For more information, visit www.grainger.com.

Visit invest.grainger.com to view information about the Company, including a supplement regarding 2022 third quarter results. Additional Company information can be found on the Grainger Investor Relations website which includes our Company Snapshot and ESG report.

Safe Harbor Statement
All statements in this communication, other than those relating to historical facts, are “forward-looking statements.” Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “estimate,” “believe,” “expect,” “could,” “forecast,” “may,” “intend,” “plan,” “predict,” “project,” “will,” or “would,” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Forward-looking statements include, but are not limited to, statements about future strategic plans and future financial and operating results. Important factors that could cause actual results to differ materially from those presented or implied in the forward-looking statements include, without limitation: the unknown duration and health, economic, operational and financial impacts of the global outbreak of the coronavirus disease 2019 and its variants (COVID-19), as well as the impact of actions taken or contemplated by government authorities to mitigate the spread of COVID-19 (such as vaccine mandates, mask mandates, social distancing or other requirements) and to promote economic stability and recovery, on the Company’s businesses, its employees, customers and suppliers, including disruption to Grainger’s operations resulting from employee illnesses, the development, availability and usage of effective treatment or vaccines, changes in customers’ product needs, the acquisition of excess inventory leading to additional inventory carrying costs and inventory obsolescence, raw material, inventory and labor shortages, continued strain on global supply chains, and diminished transportation availability and efficiency, disruption caused by business responses to the COVID-19 pandemic, including remote working arrangements, which may create increased vulnerability to cybersecurity incidents, including breaches of information systems security, adaptions to the Company’s controls and procedures required by remote working arrangements, which could impact the design or operating effectiveness of such controls or procedures, and global or regional economic downturns or recessions, which could result in a decline in demand for the Company’s products; inflation, higher product costs or other expenses, including operational expenses; the impact of Russia’s invasion of Ukraine on the global economy; a major loss of customers; loss or disruption of sources of supply; changes in customer or product mix; increased competitive pricing pressures; failure to enter into or sustain contractual arrangements on a satisfactory basis with group purchasing organizations; failure to develop, manage or implement new technology initiatives or business strategies; failure to adequately protect intellectual property or successfully defend against infringement claims; fluctuations or declines in the Company’s gross profit margin; the Company’s responses to market pressures; the outcome of pending and future litigation or governmental or regulatory proceedings, including with respect to wage and hour, anti-bribery and corruption, environmental, advertising and marketing, consumer protection, pricing (including disaster or emergency declaration pricing statutes), product liability, compliance or safety, trade and export compliance, general commercial disputes, or privacy and cybersecurity matters; investigations, inquiries, audits and changes in laws and regulations; failure to comply with laws, regulations and standards, including new or stricter environmental laws or regulations; government contract matters; disruption or breaches of information technology or data security systems involving the Company or third parties on which the Company depends; general industry, economic, market or political conditions; general global economic conditions including tariffs and trade issues and policies; currency exchange rate fluctuations; market volatility, including price and trading volume volatility or price declines of the Company’s common stock; commodity price volatility; facilities disruptions or shutdowns; higher fuel costs or disruptions in transportation services; geopolitical events, including war or acts of terrorism; other pandemic diseases or viral contagions; natural or human induced disasters, extreme weather and other catastrophes or conditions; effects of climate change; competition for, or failure to attract, retain, train, motivate, and develop key employees; loss of key members of management or key employees; changes in effective tax rates; changes in credit ratings or outlook; the Company's incurrence of indebtedness and other factors that can be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available on our Investor Relations website. Forward-looking statements are given only as of the date of this communication and the Company undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Media:	Investors:
Brodie Bertrand	Kyle Bland
VP, Communications & Public Affairs	VP, Investor Relations

Communications@grainger.com.	Abby Sullivan
Sr. Manager, Investor Relations

InvestorRelations@grainger.com

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(In millions of dollars, except for share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$3,942	$3,372	$11,426	$9,663
Cost of goods sold	2,423	2,122	7,083	6,196
Gross profit	1,519	1,250	4,343	3,467
Selling, general and administrative expenses	916	812	2,672	2,337
Operating earnings	603	438	1,671	1,130
Other (income) expense:
Interest expense – net	25	22	70	65
Other – net	(9)	(6)	(20)	(19)
Total other expense – net	16	16	50	46
Earnings before income taxes	587	422	1,621	1,084
Income tax provision	145	107	405	271
Net earnings	442	315	1,216	813
Less net earnings attributable to noncontrolling interest	16	18	53	53
Net earnings attributable to W.W. Grainger, Inc.	$426	$297	$1,163	$760

Earnings per share:
Basic	$8.31	$5.68	$22.64	$14.48
Diluted	$8.27	$5.65	$22.52	$14.40
Weighted average number of shares outstanding:
Basic	50.8	51.8	51.0	52.1
Diluted	51.1	52.1	51.3	52.4
Diluted Earnings Per Share
Net earnings as reported	$426	$297	$1,163	$760
Earnings allocated to participating securities	(4)	(2)	(9)	(6)
Net earnings available to common shareholders	$422	$295	$1,154	$754
Weighted average shares adjusted for dilutive securities	51.1	52.1	51.3	52.4
Diluted earnings per share	$8.27	$5.65	$22.52	$14.40

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions of dollars)

	(Unaudited)
Assets	September 30, 2022	December 31, 2021
Cash and cash equivalents	$315	$241
Accounts receivable – net(1)	2,158	1,754
Inventories – net(2)	2,071	1,870
Prepaid expenses and other current assets	142	146
Total current assets	4,686	4,011
Property, buildings and equipment – net	1,409	1,424
Goodwill	363	384
Intangibles – net	222	238
Operating lease right-of-use	360	393
Other assets	161	142
Total assets	$7,201	$6,592
Liabilities and Shareholders’ Equity
Current maturities	$16	$—
Trade accounts payable(2)	1,038	816
Accrued compensation and benefits	307	319
Operating lease liability	67	66
Accrued expenses	332	290
Income taxes payable	25	37
Total current liabilities	1,785	1,528
Long-term debt	2,294	2,362
Long-term operating lease liability	305	334
Deferred income taxes and tax uncertainties	135	121
Other non-current liabilities	120	87
Shareholders' equity(3)	2,562	2,160
Total liabilities and shareholders’ equity	$7,201	$6,592

(1) Increased $404 million driven by growth in sales.
(2) Increased $201 million for inventories - net and $222 million for trade accounts payable primarily driven by inventory purchases to meet increased demand and cost increases.
(3) Common stock outstanding as of September 30, 2022 was 50,630,970 compared with 51,220,205 shares at December 31, 2021, primarily due to share repurchases.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions of dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net earnings	$442	$315	$1,216	$813
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for credit losses	5	4	13	12
Deferred income taxes and tax uncertainties	5	1	20	(7)
Depreciation and amortization	52	45	159	137
Net (gains) losses from sale or redemption of assets	(1)	1	1	(3)
Stock-based compensation	11	8	38	33
Change in operating assets and liabilities:
Accounts receivable	(89)	(118)	(487)	(298)
Inventories	(104)	(86)	(253)	(64)
Prepaid expenses and other assets	11	7	(39)	(1)
Trade accounts payable	(2)	(11)	261	167
Accrued liabilities	59	(6)	51	(13)
Income taxes - net	(2)	8	8	(42)
Other non-current liabilities	(7)	(7)	(15)	(10)
Net cash provided by operating activities	380	161	973	724
Cash flows from investing activities:
Additions to property, buildings, equipment and intangibles	(45)	(50)	(208)	(197)
Proceeds from sale or redemption of assets	5	—	7	17
Other – net	—	—	(11)	—
Net cash used in investing activities	(40)	(50)	(212)	(180)
Cash flows from financing activities:
Borrowings under lines of credit	1	—	1	—
Payments of long-term debt	—	—	—	(8)
Proceeds from stock options exercised	6	1	21	31
Payments for employee taxes withheld from stock awards	(3)	(1)	(22)	(29)
Purchases of treasury stock	(184)	(242)	(383)	(525)
Cash dividends paid	(102)	(85)	(285)	(261)
Other – net	2	—	—	2
Net cash used in financing activities	(280)	(327)	(668)	(790)
Exchange rate effect on cash and cash equivalents	(7)	(3)	(19)	(11)
Net change in cash and cash equivalents	53	(219)	74	(257)
Cash and cash equivalents at beginning of period	262	547	241	585
Cash and cash equivalents at end of period	$315	$328	$315	$328

SUPPLEMENTAL INFORMATION - CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)

The Company supplemented the reporting of financial information determined under U.S. generally accepted accounting principles (GAAP) with the non-GAAP financial measures of daily sales and daily, constant currency sales. The Company believes that these non-GAAP measures provide meaningful information to assist shareholders in understanding financial results and assessing prospects for future performance. Management believes daily sales and daily, constant currency sales are important indicators of operations because they exclude items that may not be indicative of our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported results. These non-GAAP financial measures reflect an additional way of viewing aspects of operations that, when viewed with GAAP results, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review Company financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

This press release also includes certain non-GAAP forward-looking information. The Company believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of future restructurings, asset impairments, and other charges. Neither of these forward-looking measures, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of the most directly comparable forward-looking GAAP measures is not provided.

The reconciliation provided below reconciles GAAP financial measures to the non-GAAP financial measures: daily sales and daily, constant currency sales.

	Three Months Ended September 30, 2022
	Total Company	High-Touch Solutions North America	Endless Assortment
Reported sales	16.9%	19.4%	8.6%
Day impact	—	—	—
Daily sales	16.9%	19.4%	8.6%
Foreign exchange[1]	3.4	0.2	15.1
Daily, constant currency sales	20.3%	19.6%	23.7%

(1) Foreign exchange is calculated by the difference of local currency sales at the current year average rate and at the prior year average rate for the period.

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